UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Atento S.A.

(Exact name of registrant as specified in its charter)

Luxemburg	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

C/ Santiago de Compostela Nº 94, 9ª planta Madrid -28035 Spain
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Ordinary Shares No Nominal Value	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities Act registration statement file number to which this form relates:

333-195611

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered

The description of the ordinary shares, no nominal value per share, of Atento S.A., a public limited liability company (societé anonyme) organized and existing under the laws of the Grand Duchy of Luxembourg, as set forth under the caption “Description of Share Capital” in the prospectus forming a part of the Registration Statement on Form F-1, as originally filed with the Securities and Exchange Commission (the “Commission”) on May 1, 2014 (Registration No. 333-195611), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Such descriptions are incorporated herein by reference.

Item 2.	Exhibits

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the New York Stock Exchange LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

Pursuant to the requirements of Section 12 of Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ATENTO S.A.

By:	/s/ Reyes Cerezo
Name: Reyes Cerezo Title: Legal and Regulatory Compliance Director

Dated: September 30, 2014